UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 21, 2018

ASHFORD INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36400	46-5292553
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 8.01     OTHER EVENTS

On March 21, 2018, Ashford Inc. (the “Company”) entered into the First Amendment (the “Amendment”) to Credit Agreement dated March 1, 2018 (the “Credit Facility”), with Ashford Hospitality Holdings LLC, a subsidiary of the Company, Bank of America, N.A., as administrative agent and letters of credit issuer, and the lenders from time to time party thereto.  The Amendment is effective as of March 1, 2018, the date of the Credit Facility.

Pursuant to the Amendment, the financial covenant of consolidated tangible net worth was replaced with the consolidated net worth, and the Company is required to maintain consolidated net worth not less than 75% of the consolidated net worth as of September 30, 2017 plus 75% of the net equity proceeds of any future equity issuances by the Company.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
99.1

First Amendment to Credit Agreement, dated as of March 21, 2018, effective as of March 1, 2018, by and among Ashford Hospitality Holdings LLC, Ashford Inc., Bank of America, N.A. and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2018

ASHFORD INC.

By:	/s/ David A. Brooks
David A. Brooks
General Counsel and Secretary